SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NUMBER 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 16, 2002

ShoLodge, Inc.
(Exact name of registrant as specified in its charter)

Tennessee
(State or other jurisdiction of
incorporation or organization)

0-19840 (Commission File Number)	62-1015641 (I.R.S. Employer Identification Number)

130 Maple Drive North
Hendersonville, TN
(Address of principal executive offices)

37075
(Zip Code)

615-264-8000
(Registrant’s telephone number)

Signatures
PURCHASE AND SALE AGREEMENT
CONSENT OF ERNST & YOUNG LLP

ITEM 7 — FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired

     Pages 1 through 11 of this Form 8-K/A contain the required financial statements of GuestHouse International Franchise Systems, Inc. for the year ended December 31, 2001, and the four months ended April 30, 2002 and 2001.

(b)	Pro Forma Financial Information

     Pages 12 through 16 of this Form 8-K/A contain the unaudited pro forma balance sheet at April 21, 2002 and the unaudited pro forma statement of earnings for the year ended December 30, 2001 and the quarter ended April 21, 2002.

(c)	Exhibits:

10.1	Purchase and Sale Agreement dated as of April 30, 2002, by and among ShoLodge, Inc., GuestHouse Franchise Systems, LLC, and Suburban Franchise Holding Company, LLC
23.1	Consent of Independent Auditors
99.1*	Press Release

*	Filed previously

Signatures

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHOLODGE, INC.

Date: July 16, 2002	By:	/s/ Bob Marlowe

Bob Marlowe Secretary-Treasurer Chief Financial Officer Chief Accounting Officer

Index to Financial Statements

Page

GuestHouse International Franchise Systems, Inc.—Financial Statements for the Year Ended December 31, 2001 and the Four Months Ended April 30, 2002 and 2001
Report of Independent Auditors	1
Balance Sheets	2
Statements of Operations	3
Statements of Shareholder’s Equity (Deficit)	4
Statements of Cash Flows	5
Notes to Financial Statements	6

ShoLodge, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet at April 21, 2002	13
Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the Year Ended December 30, 2001	15
Unaudited Pro Forma Condensed Consolidated Statement of Earnings for the Quarter Ended April 21, 2002	16

Report of Independent Auditors

Shareholder
GuestHouse International Franchise Systems, Inc.

We have audited the accompanying balance sheet of GuestHouse International Franchise Systems, Inc. as of December 31, 2001 and the related statements of operations, shareholder’s equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GuestHouse International Franchise Systems, Inc. at December 31, 2001 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Ernst & Young LLP

Nashville, Tennessee July 10, 2002

GuestHouse International Franchise Systems, Inc.

Balance Sheets

	December 31,	April 30,
	2001	2002

		(Unaudited)

Assets
Current assets:
Cash	$5,000	$4,940
Accounts receivable, net of allowance of $215,000 at December 31, 2001 and $290,000 at April 30, 2002 (unaudited)	169,715	184,289
Prepaid expenses and other current assets	31,583	21,254

Total current assets	206,298	210,483
Office equipment	25,960	25,960
Less: accumulated depreciation	(8,623)	(10,246)

	17,337	15,714
Acquired intangible assets:
Franchise rights, net	261,098	199,666
Goodwill, net	2,709,884	2,709,884

	$3,194,617	$3,135,747

Liabilities and shareholder’s equity (deficit)
Current liabilities:
Accounts payable	$20,536	$6,480
Accrued payroll	11,608	30,060
Unearned revenue	4,340	–
Due to Parent	3,561,418	3,718,067
Other current liabilities	32,934	19,866

Total current liabilities	3,630,836	3,774,473
Shareholder’s equity (deficit):
Common stock; $.01 par value; 1,000,000 shares authorized; 1,000 shares issued and outstanding	10	10
Additional paid in capital	3,524,993	3,524,993
Accumulated deficit	(3,961,222)	(4,163,729)

Total shareholder’s equity (deficit)	(436,219)	(638,726)

	$3,194,617	$3,135,747

See accompanying notes.

GuestHouse International Franchise Systems, Inc.

Statements of Operations

	Year ended	Four Months Ended April 30,
	December 31,
	2001	2002	2001

		(Unaudited)	(Unaudited)

Revenue from franchise fees	$1,721,301	$495,517	$559,708
Expenses:
General and administrative expenses	3,285,704	634,969	1,143,279
Amortization of acquired intangible assets	331,598	61,432	109,980
Depreciation of equipment	4,838	1,623	1,496

	3,622,140	698,024	1,254,755

Loss from operations	(1,900,839)	(202,507)	(695,047)
Other income (expense), net	(53)	–	(28)

Net loss	$(1,900,892)	$(202,507)	$(695,075)

See accompanying notes.

GuestHouse International Franchise Systems, Inc.

Statements of Shareholder’s Equity (Deficit)

	Common Stock
			Additional Paid in	Accumulated	Total Shareholder's
	Shares	Amount	Capital	Deficit	Equity (Deficit)

Balance at December 31, 2000	1,000	$10	$3,524,993	$(2,060,330)	$1,464,673
Net loss	–	–	–	(1,900,892)	(1,900,892)

Balance at December 31, 2001	1,000	10	3,524,993	(3,961,222)	(436,219)
Net loss (unaudited)	–	–	–	(202,507)	(202,507)

Balance at April 30, 2002 (unaudited)	1,000	$10	$3,524,993	$(4,163,729)	$(638,726)

See accompanying notes.

GuestHouse International Franchise Systems, Inc.

Statement of Cash Flows

Year ended December 31, 2001

	Year ended	Four Months Ended April 30,
	December 31,
	2001	2002	2001

		(Unaudited)	(Unaudited)

Operating activities:
Net loss	$(1,900,892)	$(202,507)	$(695,075)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of acquired intangible assets	331,598	61,432	109,980
Depreciation	4,838	1,623	1,496
Changes in operating assets and liabilities:
Accounts receivable	288,553	(14,574)	(68,113)
Prepaid expenses and other current assets	(28,092)	10,329	(63,098)
Accounts payable	(11,144)	(14,056)	806
Accrued payroll	2,465	18,452	27,220
Unearned revenue	(8,730)	(4,340)	(6,462)
Other current liabilities	15,216	(13,068)	3,209

Net cash used in operating activities	(1,306,188)	(156,709)	(690,037)
Investing activities:
Additions to property and equipment	(318)	–	(318)
Contingent payment with respect to 1999 acquisition	(175,000)	–	–

Net cash used in investing activities	(175,318)	–	(318)
Financing activities:
Net increase in due to Parent	1,482,506	156,649	690,355

Net cash provided by financing activities	1,482,506	156,649	690,355

Net increase (decrease) in cash	1,000	(60)	–
Cash at beginning of period	4,000	5,000	4,000

Cash at end of period	$5,000	$4,940	$4,000

See accompanying notes.

GuestHouse International Franchise Systems, Inc.

Notes to Financial Statements

December 31, 2001

1.   Summary of Significant Accounting Policies

GuestHouse International Franchise Systems, Inc. (the “Company”), which operates in one reportable segment, was formed May 24, 1999 for the purpose of acquiring the assets of GuestHouse International LLC, a franchisor of lodging facilities throughout the United States under the names of GuestHouse Inns, Hotels and Suites. The Company’s capitalization consisted of the original sale of 1,000 shares of common stock to Suburban Lodges of America, Inc. (the “Parent”) for $250,000. An additional capital contribution of $3,275,003, consisting of $1,034,723 cash, 300,000 shares of the Parent’s common stock with a market value of $2,043,750, and the contribution by the Parent of $196,530 for the payment of transaction-related expenses was made June 1, 1999, concurrent with the purchase of assets from GuestHouse International LLC. Additional paid-in capital as of December 31, 2001 was $3,524,993, which includes the original capitalization.

Unaudited Interim Financial Statements

The balance sheet as of April 30, 2002 and the related statements of operations and cash flows for the four months ended April 30, 2002 and 2001 (interim financial statements) have been prepared by the Company’s management and are unaudited. The interim financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the interim results.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted from the interim financial statements. The interim financial statements should be read in conjunction with the December 31, 2000 audited financial statement appearing herein. The results of the four months ended April 30, 2002 may not be indicative of operating results for the full year.

Franchise Revenue

Franchisees are required to pay an initial franchise fee for the right to operate a GuestHouse hotel. Additionally, the franchisees are required to pay on ongoing monthly royalty based on the number of rooms in the hotel. Initial franchise fees are recognized as revenue when the franchisee has commenced operations. Ongoing royalties are recognized as revenue when earned. The Company generally does not require collateral or other security to support customer receivables.

Office Equipment

Office equipment is carried at cost. Expenditures for maintenance and repairs are expensed currently, while renewals and betterments that materially extend the life of an asset are capitalized.

Depreciation is calculated using the straight-line method. The estimated useful life of office equipment is five to seven years.

Acquired Intangible Assets

Acquired intangible assets at December 31, 2001 consist of franchise rights of $261,098, net of accumulated amortization of $476,098, and goodwill of $2,709,884, net of accumulated amortization of $377,905. Franchise rights are recorded at their estimated fair value at the date of acquisition and are being amortized over four years, the expected period to be benefited. Goodwill represents the excess of cost over fair value of net assets acquired and is being amortized on a straight-line basis over its estimated useful life of 20 years.

Impairment of Long-Lived Assets

The Company accounts for asset impairments according to Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. The Company assesses the recoverability of property and equipment, other long-lived assets and acquired intangibles using undiscounted cash flows and if an impairment is indicated, uses discounted cash flows to determine the amount of impairment. No impairment losses have been recorded.

Income Taxes

The operations of the Company are included in the consolidated federal income tax return of the Parent. Income taxes are computed on a separate return basis as if the Company were not included in the Parent’s consolidated federal income tax return. Management believes income taxes, as reflected, are comparable to what the income taxes would have been if the Company had filed a separate return.

In accordance with SFAS No. 109, Accounting for Income Taxes, the Company uses the liability method of accounting for income taxes. Deferred income taxes are provided for temporary differences between financial statement and income tax reporting, using tax rates scheduled to be in effect at the time the items giving rise to the deferred taxes reverse.

Advertising

The Company charges the cost of advertising to expense at the time the costs are incurred. Advertising expense was approximately $58,000, net of monthly marketing fees received from the franchisees, for the year ended December 31, 2001.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

The financial instrument that potentially subjects the Company to concentrations of credit risk is accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the number of customers and their dispersion across many geographic areas.

Common Expenses

Certain administrative expenses incurred by the Parent, consisting of the wages and expenses of executive management, accounting, human resources, and technology services, which could not be specifically identified to the Parent’s various subsidiaries, have been allocated by the Parent to the Company based on management’s estimate of the Company’s relative percentage of total costs incurred. These administrative expenses, which were allocated to the Company and which would have been incurred by the Company if it had been operated as an independent stand-alone entity, totaled $393,191 for the year ended December 31, 2001.

Management believes these allocation methods are reasonable.

Significant changes could have occurred in the funding and operations of the Company had it been operated as an independent stand-alone entity, which could have had a significant impact on its financial position and results of operations. As a result, the financial information included in these financial statements is not necessarily indicative of the financial position and results of operations of the Company which might have occurred had it been an independent stand-alone entity.

Recently Issued Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board (FASB) issued SFAS No. 141, Business Combinations, (“SFAS No. 141”) and SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS No. 142”). SFAS No. 141 was effective July 1, 2001, and SFAS No. 142 is effective January 1, 2002. Under the new rules in SFAS No. 142, goodwill and indefinite lived intangible assets will no longer be amortized effective January 1, 2002 but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives.

The Company will apply the new rules on accounting for goodwill and intangible assets beginning January 1, 2002. Application of the nonamortization provisions of SFAS No. 142 is expected to result in a reduction in amortization expense of approximately $156,000 per year. The Company has completed the initial step of the transitional impairment test required upon adoption of SFAS No. 142, and has determined that there is no impairment to its recorded goodwill and other intangible asset balances.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (“SFAS No. 144”), which supercedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, (“SFAS No. 121”), and the accounting and reporting provisions of Accounting Principle Board No. 30, Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions. SFAS No. 144 removes goodwill from its scope and clarifies other implementation issues related to SFAS No. 121. SFAS No. 144 also provides a single framework for evaluating long-lived assets to be disposed of by sale. The provisions of this statement were adopted at the beginning of fiscal 2002 and had no material effect on the Company’s results of operations or financial position.

2.   Income Taxes

Significant components of the Company’s deferred tax liabilities and assets at December 31, 2001 are as follows:

Deferred tax liabilities:
Goodwill	$(230,118)

Total gross deferred tax liabilities	(230,118)
Deferred tax assets:
Allowance for doubtful accounts	81,700
Acquired franchise contracts	270,699
Net operating loss carryforwards	1,343,110
Other	11,783

Total gross deferred tax assets	1,707,292
Valuation allowance	(1,477,174)

Net deferred tax assets	230,118

Net deferred tax assets (liabilities)	$–

Management has evaluated the need for a valuation allowance for the deferred tax assets, and as a result, a valuation allowance of $1,477,174 has been recorded at December 31, 2001.

As of December 31, 2001, the Company had available federal and state net operating loss carryforwards of approximately $3.5 million. These net operating loss carryforwards can be used to offset future taxable income and expire between 2019 and 2021.

The difference between the effective tax rate and the statutory federal income tax rate is composed of the following items:

Tax at U.S. statutory tax rate	34.0%
State income taxes, net of federal benefits	4.0%
Change in valuation allowance	(37.5)%
Other	(0.5)%

Effective income tax rate	0.0%

3.   Fair Value of Financial Instruments

The carrying values of cash, accounts receivable and accounts payable approximate fair values due to the short-term maturities of these instruments.

4.   Franchise Operations

Franchise fees earned include initial franchise fees from the sale of franchises and monthly royalties based on the number of rooms in the franchised hotel. Franchise contracts signed after June 1, 1999 require the payment by the franchisee of a monthly marketing fee, which is used to offset marketing expenses incurred by the Company to promote the GuestHouse brand. Marketing fees of approximately $235,000 were received during the year ended December 31, 2001.

The following table sets forth the changes in the Company’s franchised outlets during the year ended December 31, 2001:

Locations at the beginning of the period	65
Franchises sold/outlets opened	20
Franchises terminated	(13)

Locations at the end of the period	72

5.   Transactions with Suburban Lodges of America, Inc.

The Due to Parent included in the balance sheet represents a net balance as a result of various transactions between the Company and the Parent. There are no terms of settlement or interest charges associated with the account balance. The balance is primarily the result of the Company’s participation in the Parent’s central cash management program, wherein substantially all of the Company’s cash receipts are remitted to the Parent and all cash disbursements are funded by the Parent. It is the Company’s and the Parent’s policy to charge expenses on the basis of direct usage when identifiable. The balance also includes an allocation of administrative expenses incurred by the Parent, mainly for the wages and expenses of shared services individuals.

An analysis of transactions in the Due to Parent account for the year ended December 31, 2001 follows:

Balance at December 31, 2000	$(2,078,912)
Net cash remitted from Parent	(1,089,315)
Allocation of administrative expenses	(393,191)

Balance at December 31, 2001	$(3,561,418)

Average balance	$(2,820,165)

6.   Contingency

On June 1, 1999, the Company acquired the assets of GuestHouse International LLC, a franchisor of mid-scale lodging facilities, under the names GuestHouse International Inns, Hotels and Suites. In addition to the price paid at closing, the purchase agreement provided for contingent payments of $1,000,000 to be made as of each of three annual anniversary dates based on achieving certain goals for the number of hotels open and the amount of revenue collected. The first two anniversary dates were September 3, 2000 and September 3, 2001, both of which passed with no payment due.

Additionally, the purchase agreement required that the Company maintain an average of at least eight sales people actively engaged on a full-time basis in the marketing and development of franchises during any six-month period commencing September 30, 1999 through September 3, 2002, the third anniversary date. In consideration for the waiver of the requirement that the Company maintain a specified number of sales people, during the fourth quarter of 2001, the Company made a payment of $175,000 to the GuestHouse International LLC shareholders which would be offset against any amounts due in the future on the remaining contingent payment. The net remaining contingent payment of $825,000 became due on May 1, 2002 when the merger agreement between the Parent and Intown Suites Management, Inc. (“Intown”) was consummated (see Note 7).

7.   Subsequent Events

On January 29, 2002, the Parent entered into a merger agreement with Intown providing for the acquisition of all of the Parent’s outstanding common stock for $8.25 per share in cash, plus a proportionate interest in a liquidating trust.

The Parent held a special meeting of its shareholders on April 29, 2002, at which the shareholders voted to approve the merger with Intown effective May 1, 2002. Immediately after the purchase by Intown was completed, Intown sold outstanding common stock of the Company to Suburban Franchise Holding Company, L.L.C (“SFHC”). On May 2, 2002, SFHC sold the outstanding common stock of the Company to ShoLodge, Inc. for $1.6 million.

ShoLodge, Inc.
Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

     On May 2, 2002, ShoLodge, Inc. (the “Company”) acquired 100% of the outstanding common stock of GuestHouse International Franchise Systems, Inc. (“GuestHouse”) and GuestHouse became a wholly-owned subsidiary of the Company.

     The following unaudited pro forma condensed consolidated statements of earnings for the year ended December 30, 2001 and for the quarter ended April 21, 2002 combine the Company’s consolidated statement of earnings for the year ended December 30, 2001 with GuestHouse’s statement of operations for the year ended December 31, 2001, and the Company’s consolidated statement of earnings for the quarter ended April 21, 2002 (16 weeks) with GuestHouse’s statement of operations for the four months ended April 30, 2002, respectively, and give effect to the acquisition of GuestHouse as if the transaction had occurred on January 1, 2001.

     The following unaudited pro forma condensed consolidated balance sheet as of April 21, 2002 gives effect to the acquisition of GuestHouse as if the transaction had been consummated on April 21, 2002 and combines the Company’s April 21, 2002 consolidated balance sheet with GuestHouse’s April 30, 2002 balance sheet.

     The unaudited pro forma condensed consolidated financial statements do not reflect any anticipated cost savings or any synergies that are anticipated to result from the transaction as there can be no assurance that such cost savings or synergies will occur. The pro forma condensed consolidated financial statements presented herein do not purport to represent what the Company’s results of operations or financial position would have been had such transaction, in fact, occurred at the beginning of the periods presented or to project the Company’s results of operations in any future period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 30, 2001 and the unaudited condensed consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the quarter ended April 21, 2002.

ShoLodge, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
April 21, 2002
(in thousands of dollars)

			Pro Forma
	ShoLodge, Inc.	GuestHouse	Purchase		Pro Forma
	Historical (1)	Historical (2)	Adjustments		Consolidated

ASSETS
Current Assets:
Cash and cash equivalents	$581	$5	$(5	)(A)	$381
			(1,700	)(B)
			1,500	(C)
Restricted cash	200				200
Accounts receivable-trade, net	4,060	184			4,244
Construction contracts	3,040				3,040
Costs and estimated earnings in excess of billings on construction contracts	3,598				3,598
Prepaid expenses	545	21	(21	)(A)	545
Notes receivable, net	2,625				2,625
Other current assets	175				175

Total current assets	14,824	210	(226)		14,808
Notes receivable, net	67,814				67,814
Restricted cash	24				24
Property and equipment	120,849	26	(26	)(A)	120,849
Less accumulated depreciation and amortization	(22,778)	(10)	10	(A)	(22,778)

	98,071	16	(16)		98,071
Land under development or held for sale	11,183				11,183
Deferred charges, net	5,990				5,990
Intangible assets, net	2,788	2,910	(2,910	)(A)	4,304
			1,516	(B)
Other assets	1,573				1,573

	$202,267	$3,136	$(1,636)		$203,767

ShoLodge, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Balance Sheet
April 21, 2002
(in thousands of dollars)

			Pro Forma
	ShoLodge, Inc.	GuestHouse	Purchase		Pro Forma
	Historical (1)	Historical (2)	Adjustments		Consolidated

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$10,334	$49	$(49	) (A)	$10,334
Taxes payable other than on income	463				463
Income taxes payable	3,665				3,665
Current portion of long-term debt	662				662
Due to affiliates		3,718	(3,718	) (A)	—
Other current liabilities		8	(8	) (A)	—

Total current liabilities	15,124	3,775	(3,775)		15,124
Long-term debt, less current portion	94,429		1,500	(C)	95,929
Deferred income taxes	992				992
Deferred credits	2,473				2,473
Minority interests in equity of consolidated subsidiaries and partnerships	799				799

Total liabilities	113,817	3,775	(2,275)		115,317

Shareholders’ equity:
Preferred stock (no par value; 1,000 shares authorized; no shares issued)	—	—			—
Series A redeemable nonparticipating stock (no par value; 1 shares authorized, no shares outstanding)	—	—			—
Common stock (no par value; 20,000 shares authorized, 5,119 shares issued and outstanding	1	—			1
Additional paid-in capital	23,580	3,525	(3,525	) (A)	23,580
Retained earnings (accumulated deficit)	66,099	(4,164)	4,164	(A)	66,099
Unrealized gain on securities available for sale (net of tax)	138				138
Notes receivable from officer, net of discount of $163	(1,368)				(1,368)

Total shareholders’ equity	88,450	(639)	639		88,450

	$202,267	$3,136	$(1,636)		$203,767

(1)	Derived from the April 21, 2002 unaudited balance sheet of ShoLodge, Inc.

(2)	Derived from the April 30, 2002 unaudited balance sheet of GuestHouse International Franchise Systems, Inc.

Description of Pro Forma Adjustments

(A)	The terms of the Purchase and Sale Agreement provided for all assets and liabilities of GuestHouse to be retained by the Seller upon the transfer of 100% of the common stock to the Purchaser, except for accounts receivable and franchising rights.

(B)	The Company paid cash of $1,600 for 100% of the common stock of GuestHouse for existing license agreement and the right to continue to sell franchises under the GuestHouse brand name. The Company estimates that approximately $100 of acquisition costs, consisting of primarily legal and accounting fees, will be incurred. The purchase price, less accounts receivable of $184, will be allocated to goodwill and separately identified intangible assets upon completion of a valuation analysis.

(C)	The Company borrowed $1,500 on a bank revolving credit facility in order to fund a portion of the purchase price.

ShoLodge, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
Fiscal Year Ended December 30, 2001
(in thousands of dollars except for per share data)

			Pro Forma
	ShoLodge, Inc.	GuestHouse	Purchase		Pro Forma
	Historical (1)	Historical (2)	Adjustments		Consolidated

Revenues:
Hotel	$13,677	$—			$13,677
Franchising and management	3,971	1,721			5,692
Construction and development	27,480				27,480
Rent income	3,468				3,468
Other income	337				337

Total revenues	48,933	1,721	$—		50,654
Costs and expenses (A):
Hotel	11,015				11,015
Franchising and management	2,192	3,286			5,478
Construction and development	25,692				25,692
Rent expense, net	582				582
General and administrative	5,927				5,927
Depreciation and amortization	4,661	336	(336	)(B)	4,949
			288	(B)
			250

Total costs and expenses	50,069	3,622	(48)		53,643

Operating loss	(1,136)	(1,901)	48		(2,989)
Gain on sale of property and leasehold interests	3,762				3,762
Interest expense	(8,454)		(119	)(C)	(8,573)
Interest income	6,377				6,377

Earnings (loss) before income taxes, minority interests and extraordinary item	549	(1,901)	(71)		(1,423)
Income taxes	(145)		749	(D)	604
Minority interests in earnings of consolidated subsidiaries and partnerships	(58)				(58)

Earnings (loss) before extraordinary item	$346	$(1,901)	$678		$(877)

Net earnings (loss) per common share before extraordinary item:
Basic	$0.06				$(0.16)

Diluted	$0.06				$(0.16)

Weighted average common shares outstanding:
Basic	5,465				5,465

Diluted	5,530				5,465

(1)	Derived from fiscal year ended December 30, 2001 audited statement of earnings of ShoLodge, Inc.

(2)	Derived from fiscal year ended December 31, 2001 audited statement of operations of GuestHouse International Franchise Systems, Inc.

Description of Pro Forma Adjustments

(A)	The Company already has the basic infrastructure in place to administer the ongoing business of GuestHouse. Therefore, the Company’s management estimates that the incremental cost and expenses to be incurred will be significantly reduced; however, no pro forma reductions in franchising costs and expenses from the 2001 historical amounts have been assumed.

(B)	Approximately $1,516 of the $1,700 acquisition cost has been allocated to intangible assets. The value of the intangible assets will be allocated to separately identified intangible assets upon the completion of a valuation analysis. For purposes of this pro forma statement of operations, it is estimated that $750 represents the value of franchise rights acquired and that the average amortizable life of these rights is three years. The remaining $766 represents the estimated value of goodwill and other intangible assets and is amortized over 20 years in accordance with the provisions of Accounting Principles Board Opinion No. 17.

(C)	The Company borrowed $1,500 to fund the acquisition, and the interest rate applicable to this borrowing averaged 7.90% in 2001.

(D)	The provision (benefit) for federal and state income taxes is assumed to be 38% of pretax earnings.

ShoLodge, Inc. and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statement of Earnings
Fiscal Quarter Ended April 21, 2002
(in thousands of dollars except for per share data)

			Pro Forma
	ShoLodge, Inc.	GuestHouse	Purchase		Pro Forma
	Historical (1)	Historical (2)	Adjustments		Combined

Revenues:
Hotel	$4,426	$—			$4,426
Franchising and management	1,686	495			2,181
Construction and development	3,531				3,531
Rent income	1,048				1,048
Other income	40				40

Total revenues	10,731	495	$—		11,226
Costs and expenses (A):
Hotel	3,544				3,544
Franchising and management	1,036	635			1,671
Construction and development	3,522				3,522
Rent expense, net	154				154
General and administrative	1,971				1,971
Depreciation and amortization	1,299	63	(63	)(B)	1,376
			77	(B)

Total costs and expenses	11,526	698	14		12,238

Operating loss	(795)	(203)	(14)		(1,012)
Gain on sale of property and leasehold interests	99				99
Gain on early extinguishment of debt	252				252
Interest expense	(2,535)		(35	)(C)	(2,570)
Interest income	1,738				1,738

Loss before income taxes and minority interests	(1,241)	(203)	(49)		(1,493)
Income taxes	351		96	(D)	447
Minority interests in earnings of consolidated subsidiaries and partnerships	(13)				(13)

Net loss	$(903)	$(203)	$47		$(1,059)

Net loss per common share :
Basic	$(0.18)				$(0.21)

Diluted	$(0.18)				$(0.21)

Weighted average common shares outstanding:
Basic	5,103				5,103

Diluted	5,103				5,103

(1)	Derived from the first fiscal quarter ended April 21, 2002 (16 weeks) unaudited statement of earnings of ShoLodge, Inc.

(2)	Derived from the four months ended April 30, 2002 unaudited statement of operations of GuestHouse International Franchise Systems, Inc.

Description of Pro Forma Adjustments

(A)	The Company already has the basic infrastructure in place to administer the ongoing business of GuestHouse. Therefore, the Company’s management estimates that the incremental cost and expenses to be incurred will be significantly reduced; however, no pro forma reductions in franchising costs and expenses from the first four months of 2002 historical amounts have been assumed.

(B)	Approximately $1,516 of the $1,700 acquisition cost has been allocated to intangible assets. The value of the intangible assets will be allocated to separately identified intangible assets upon the completion of a valuation analysis. For purposes of this pro forma statement of operations, it is estimated that $750 represents the value of franchise rights acquired and that the average amortizable life of these rights is three years. The remaining $766 represents the estimated value of goodwill and indefinite lived intangible assets and is not subject to amortization in accordance with the provisions of Statement of Financial Accounting Standard No. 142.

(C)	The Company borrowed $1,500 to fund the acquisition, and the interest rate applicable to this borrowing averaged 7.25% in the first fiscal quarter of 2002.

(D)	The provision (benefit) for federal and state income taxes is assumed to be 38% of pretax earnings.